Exhibit 4.17

AMENDMENT TO THE ELECTRIC POWER PURCHASE AND SALE AGREEMENT

AMENDMENT I-A TO THE ELECTRIC POWER PURCHASE AND SALE AGREEMENT, CELEBRATED BETWEEN COMPANHIA HIDRO ELÉTRICA DO SÃO FRANCISCO – CHESF AND BRASKEM S.A.- UNIB-BA, DATED AS OF 10/20/2004.

By this deed, the Parties

COMPANHIA HIDRO ELÉTRICA DO SÃO FRANCISCO – CHESF, a public services concessionaire engaged in the supply of electric power, with headquarters in the city of Recife, in the state of Pernambuco, at Rua Delmiro Gouveia, n° 333, Bairro do Bongi, enrolled before the CNPJ of the Ministry of Finance under no 33.541.368/0001-16, and enrolled before the state tax office under no 18.1.001.0005584-6, hereinafter simply referred to as “CHESF” and represented herein pursuant to its Bylaws by its Directors, described and undersigned at the end of the agreement; and

BRASKEM S.A. – UNIB-BA, with headquarters in the city of Camaçari, in the state of Bahia, at Rua Eteno, n° 1561, Camaçari Petrochemical Complex, enrolled before the CNPJ of the Ministry of Finance under no 42.150.391/0001-70, and enrolled before the state tax office under no 01.027.389-NO, hereinafter referred to simply as “CONSUMER”, and represented herein pursuant to its Bylaws by its Directors, described and undersigned at the end of the agreement.

WHEREAS:

•	on October 20, 2004, pursuant to the provisions of Article 25 of Law nº 10.848, dated March 15, 2004, and pursuant to paragraph 2 of Article 54 of Decree nº 5.163, dated July 30, 2004, the PARTIES celebrated the Electric Power Purchase and Sale Agreement for the supply of electric power by CHESF to the CONSUMER’s industrial installations, located within the City of Camaçari, in the state of Bahia, governed by the binomial hourly-seasonal tariff structure;

•	in respect to the peculiarities of its contractual ties, the continuity of the entire supply set forth between CHESF and its industrial consumers have been bound to the definition of the tariff methodology to be applied to the electric power agreements, of use of the transmission and connection system resulting from the segmentation process established by the Electric Power Industry Institutional Model in force;

•	the inexistence of a typical distribution concession agreement entered into between CHESF and the Granting Authority turned out to be a theme of particular relevance as to the discussion about the treatment to be given to the tariff adjustment of this power generation concessionaire as of 2004, as regards its industrial markets and the transfer of the Item Variation Amounts Offsetting Account for Installment “A” – (“CVA”);

•	pursuant to the Homologation Resolution nº 268, dated November 24, 2004, ANEEL set for the year 2005 the corresponding electric power tariffs used by CHESF;

•	While ANEEL’s Resolution nº 268, dated November 24, 2004, homologated the electric power tariffs charged by CHESF, it also set forth in its Annex V the amount of the CVA to be retrieved as regards the financial tariff component other than the annual adjustment;

•	CHESF, jointly with its Industrial Consumers, agreed to determine the total CVA amount for the period between November 2002 and October 2004, pursuant to the data obtained from the Technical Note nº 274/2004-SRE-ANEEL, dated November 05, 2004;

•	Pursuant to the Proceeding nº 48500.003597/04-18, discrepancies were detected regarding the determination of the tariff indexes applied as result of the calculation methodology elected to determine the adjustment of tariffs from the years 2000 to 2002, so as to justify the determination to offset its financial effects on behalf of the consumers, pursuant to the sole paragraph of art. 6 of said Homologation Resolution nº 268/04;

•	The installments of the CVA amounts, calculated pursuant to Technical Note nº 274/2004-SRE-ANEEL, dated November 5, 2004, and its offsetting using CONSUMER credits, resulted in the net amounts to be undertaken individually by the latter do not characterize any waiver of revenues by CHESF;

•	The negotiation complies with the principle of isonomy and of economic-financial balance between the PARTIES, to the extent that CHESF transfers the amounts acknowledged by ANEEL as deriving from the CVA, taking into account the negotiations accomplished so far to maintain its contractual ties, have decided to celebrate this Amendment to the above mentioned Electric Power Purchase and Sale Agreement, pursuant to the following clauses and conditions:

CLAUSE 1 – The following ANNEXES are integral parts of this AMENDMENT:

(a)	ANNEX I – CVA AMOUNTS PERTAINING TO THE PERIOD FROM THE YEARS 2002 TO 2004, ITEMIZED BY CONSUMER UNIT OF CHESF’s FINAL CONSUMERS.
(b)	ANNEX II – AMOUNTS OF CREDITS PERTAINING TO THE PERIOD BETWEEN NOVEMBER 2000 TO NOVEMBER 2002, ITEMIZED BY CONSUMER UNIT OF CHESF’s FINAL CONSUMERS.
(c)	ANNEX III – CVA AMOUNTS AND SETOFF CREDITS ITEMIZED BY CONSUMER UNIT OF THE CONSUMER AND THE PAYMENT FLOW METHODOLOGY.

CHAPTER I

OBJECT AND TERM OF EFFECTIVENESS

CLAUSE 2 – The purpose of this AMENDMENT is to amend the Electric Power Purchase and Sale Agreement-(“EPPSA”), celebrated by the PARTIES on October 20, 2004 to set forth the terms and conditions corresponding to the CVA installment and its compensation with the financial effects arising from the revision of the procedures used to calculate supply tariffs pertaining to the period between December 2000 and November 2003, overpaid by the CONSUMER, in pursuance with the amounts and periods itemized in the tables included in ANNEXES I to III.

CLAUSE 3 – This AMENDMENT is effective on the date of its execution and shall go into effect for the period of 72 months counted as of January 2005, or until the effective compliance of all obligations established herein.

First Paragraph – This AMENDMENT shall be extinguished with the formalization of the term of dissolution of the agreement, in which the terms and conditions for advance maturity of the remaining amounts shall be dealt with, the payment whereof shall be made in conjunction with the execution of the respective term of dissolution.

Second Paragraph – The CONSUMER shall be allowed to acquit its due balance as itemized in ANNEX III of this term at any time. To that effect, said CONSUMER shall request CHESF to provide an updated position as to his/her due balance, pursuant to clause 4, third paragraph, computed up to the time chosen for the payment.

CHAPTER II

CRITERIA USED FOR THE INSTALLMENT AND OFFSETTING OF CVA AMOUNTS

CLAUSE 4 – For the purposes established in clause 2 of this AMENDMENT, the CONSUMER shall assure CHESF the payment of the amount corresponding to the difference between the CONSUMER credits, calculated as result of the discrepancies that arose at the time of the calculation of tariff indexes computed by ANEEL regarding the tariff adjustments for the years 2000, 2001 and 2002, and the amounts calculated in the Item Amount Variation Offset Account for Installment “A” – CVA.

First Paragraph – The amounts contained in ANNEX I represent the amount of the CVA for the period between November 2002 and October 2004, acknowledged by ANEEL in its Technical Note nº 274/2004-SRE/ANEEL, dated November 5, 2004, and they correspond to the cost attributed to the CONSUMER regarding its CONSUMER UNIT(S), taking into account their apportionment among CHESF’s final consumers, and taking into account the criteria used to compute the effective power used up by said consumers, which took place during the same period acknowledged by CVA. These amounts refer back to December 31, 2004.

Second Paragraph – The amounts listed on ANNEX II represent CONSUMER credits pertaining to its CONSUMER UNIT(S), and pertaining to the amounts due to said consumer by CHESF, as arising from the revision of the procedures used on calculating supply tariffs for the periods between December 2000 and November 2003, pursuant to the terms of Proceeding nº 48500.003597/04-18, ongoing before ANEEL’s Superintendence of Economic Regulation – SRE. These amounts refer back to December 31, 2004.

Third Paragraph – The difference between the amounts calculated according to the explanations contained in the first and second paragraphs of this clause, amount to R$8.281.002,45 (eight million, two hundred and eighty-one thousand and two reais and forty-five centavos), representing a liability owed by the CONSUMER to CHESF, which shall be settled in seventy-two (72) monthly installments, according to the payment flow methodology contained in ANNEX III, concomitantly with the payment of electric power bills by EPPSA as of the billing in January 2005, abiding by the following computation methodology:

(a) – The balance due, as defined in the previous paragraph, shall be adjusted on a monthly basis as of the date of its consolidation on December 31, 2004, based on ninety-nine percent (99%) of the variation of the average adjusted index for the daily financing of federal instruments of indebtedness, determined by the Special Settlement and Custody System (SELIC), disclosed by the Central Bank of Brazil (BACEN);

(b) – Payments referring to the period between January and December 2005, shall be constant, and they shall be calculated taking into account the amount of the obligation, as defined in the previous paragraph, divided by the term of the contract, which is of 72 months;

(c) – The following installments shall be computed dividing the balance due of the obligation, adjusted for inflation pursuant to sub-item “e” infra, by the number of remaining installments, said installments to remain fixed for a period of 12 months;

(d) – The adjusted due balance shall be made-up by the due balance adjusted pursuant to item “a” supra, subtracted from the payments that have been effected pursuant to items “b” and “c” of this paragraph.

(e) – The balance due of the obligation, calculated on December 31 of each year, shall be projected over the following twelve (12) months, taking into account ninety-nine percent (99%) of the forecast for the variation of the SELIC rate, based on the average SELIC rate for the last twelve (12) months;

(f) – The payment of the last installment shall correspond to the balance due of the CONSUMER’s obligation.

(g) – In case the SELIC rate forecast for the last period is much higher than the monthly SELIC rate, the consumer’s due balance may be settled before the payment of the last installment, in which case the procedure envisaged in the previous item “f” shall be adopted.

CLAUSE 5 – The CONSUMER shall pay monthly to CHESF the amount of each installment, computed pursuant to the third paragraph of the previous clause, and which has been included in the electric power bill corresponding to each period of the BILLING CYCLE.

CLAUSE 6 – The billing of the installments referred to in the previous clause shall be accomplished according the same conditions established in the EPPSA, and its amounts shall be minimal for the purposes of billing, even if there is no consumption to be billed by CHESF.

CHAPTER III

GENERAL PROVISIONS

CLAUSE 7 – The amounts listed in ANNEXES I to III may be revised and/or changed by the PARTIES as arising from the agreement or as arising from the revision accomplished by ANEEL or by an APPROPRIATE AUTHORITY, for the CVA amount listed on Technical Note nº 274/2004-SRE/ANEEL, dated November 05, 2004.

Sole Paragraph – A possible revision of the CVA amounts itemized in ANNEXES I to III must necessarily become the object of a new contractual amendment, used to recompose the Balance Due.

CLAUSE 8a – By means of a previous and explicit written consent from the CONSUMER, this AMENDMENT and/or the credits generated by it may be assigned by CHESF as a guarantee for possible financing to be obtained by it or by an affiliated, associated, controlled, controlling, conjoined or subsidiary company, which is under common control with CHESF, or in which CHESF may have an equity, there being maintained the responsibilities of the PARTIES in case the concessionaire defaults. The CONSUMER shall only be allowed to assign this AMENDMENT by means of a prior and explicit written consent by CHESF.

AND, IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS INSTRUMENT IN THREE (03) COUNTERPARTS, EACH CONSIDERED TO BE AN ORIGINAL, IN THE PRESENCE OF THE TWO UNDERSIGNED WITNESSES.

Recife, January 03, 2005.

Companhia Hidro Elétrica do São Francisco – CHESF

/s/ Dilton da Conti Oliveira
Dilton da Conti Oliveira
Director-President
CPF: 018.205.404-72

/s/ Mozart Bandeira Arnaud
Mozart Bandeira Arnaud
Operations Director
CPF: 137.474.444-15

BRASKEM S.A. – UNIB-BA

/s/ Bernardo Afonso de Almeida Gradin
Bernardo Afonso de Almeida Gradin
Director
CPF: 316.183.245-00

/s/ Ricardo de Maya Gomes Simões
Ricardo de Maya Gomes Simões
Power Manager/Attorney in Fact
CPF: 382.605.654-04

Witnesses:

/s/ Manoel Carnaúba Cortez
Name: Manoel Carnaúba Cortez
CPF: 209049084-53

/s/ Murilo Carrilho Mattos
Name: Murilo Carrilho Mattos
RG: 1.823.105-PE
CPF: 435.173.664-04

ANNEX I

PURSUANT TO TECHNICAL NOTE 254/2004-SRE-ANEEL, THE CVA AMOUNTS PERTAINING TO THE PERIOD BETWEEN 2002 AND 2004 FOR THE CONSUMER BRASKEM S.A.-UNIB-BA, HAVE BEEN ADJUSTED UP UNTIL DECEMBER 31, 2004, AND THEY AMOUNT TO [R$ 9.145.548,52 (nine million, one hundred and forty-five thousand, five hundred and forty-eight reais and fifty-two centavos)].

ANNEX II

PURSUANT TO TECHNICAL NOTE 274/2003-SRE-ANEEL, THE CREDIT AMOUNTS PERTAINING TO THE PERIOD BETWEEN DECEMBER, 2000, AND NOVEMBER, 2003, FOR CONSUMER BRASKEM S.A.-UNIB-BA BEFORE CHESF, HAVE BEEN ADJUSTED UP UNTIL DECEMBER 31, 2004, AND THEY AMOUNT TO [R$ 864.546,07 (eight hundred and sixty-four thousand, five hundred and forty-six reais and seven centavos)].

ANNEX III

THE CVA AMOUNTS AND THE CREDITS THAT HAVE BEEN OFFSET, ITEMIZED BY CONSUMER UNIT OF THE CONSUMER, AND THE METHODOLOGY USED FOR THE PAYMENT FLOWS

ANNEX III
INITIAL BALANCE DUE	R$ xxxxxxxxxxxxx
MONTHS	BALANCE DUE	FINANCIAL COST	MONTHLY PAYMENT

Jan/05	SD = SDI + CF - PGTO	CF = SDI x CFM	PGTO = SDI / 72

Feb/05	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SDI / 72

Mar/05	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SDI / 72

Apr/05	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SDI / 72

May/05	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SDI / 72

Jun/05	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SDI / 72

Jul/05	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SDI / 72

Aug/05	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SDI / 72

Sep/05	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SDI / 72

Oct/05	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SDI / 72

Nov/05	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SDI / 72

Dec/05	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SDI / 72

Jan/06	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 06/60

Feb/06	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 06/60

Mar/06	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 06/60

Apr/06	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 06/60

May/06	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 06/60

Jun/06	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 06/60

Jul/06	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 06/60

Aug/06	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 06/60

Sep/06	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 06/60

Oct/06	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 06/60

Nov/06	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 06/60

ANNEX III
INITIAL BALANCE DUE	R$ xxxxxxxxxxxxx
MONTHS	BALANCE DUE	FINANCIAL COST	MONTHLY PAYMENT
Dec/06	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 06/60
Jan/07	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 07/48
Feb/07	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 07/48
Mar/07	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 07/48
Apr/07	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 07/48
May/07	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 07/48
Jun/07	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 07/48
Jul/07	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 07/48
Aug/07	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 07/48
Sep/07	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 07/48
Oct/07	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 07/48
Nov/07	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 07/48
Dec/07	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 07/48
Jan/08	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 08/36
Feb/08	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 08/36
Mar/08	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 08/36
Apr/08	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 08/36
May/08	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 08/36
Jun/08	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 08/36
Jul/08	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 08/36
Aug/08	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 08/36
Sep/08	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 08/36
Oct/08	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 08/36
Nov/08	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 08/36
Dec/08	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 08/36
Jan/09	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 09/24
Feb/09	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 09/24
Mar/09	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 09/24
Apr/09	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 09/24
May/09	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 09/24
Jun/09	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 09/24
Jul/09	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 09/24
Aug/09	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 09/24
Sep/09	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 09/24
Oct/09	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 09/24
Nov/09	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 09/24
Dec/09	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 09/24
Jan/10	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 10/12
Feb/10	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 10/12
Mar/10	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 10/12
Apr/10	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 10/12
May/10	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 10/12
Jun/10	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 10/12
Jul/10	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 10/12
Aug/10	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 10/12
Sep/10	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 10/12
Oct/10	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 10/12
Nov/10	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 10/12
Dec/10 (A)	SD = SDA + CF-PGTO	CF = SDA x CFM	PGTO = SD Dec. 10/12
Dec/10 (B)	FINAL DUE		PGTO = FINAL DUE

SDI = starting balance due

SD = balance due

SDA = previous balance due

CF = financial cost

CFM = rate corresponding to...

PGTO = monthly payment